UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

Beach First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

On April 5, 2010, Beach First National Bancshares, Inc. (NASDAQ: BFNB) (the “Company”), received a letter from NASDAQ that stated the Company’s common stock closed below the required minimum bid price of $1.00 per share for the previous 30 consecutive business days. Pursuant to Marketplace Rule 5450(a)(1), listed companies are required to maintain a minimum bid price of $1.00 per share.

The Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol BFNB, as the requirement has no effect at this time on the Company’s listing on The NASDAQ Global Market. In accordance with Marketplace Rule 5810(c)(3)(A), the Company has a 180 calendar day grace period, until October 4, 2010, in which to regain compliance with the listing standards of Rule 5450(a)(1). If at any time before October 4, 2010, the bid price of the Company’s common stock closes with a bid price of $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has regained compliance with Rule 5450(a)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: April 9, 2010

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